                         CERTIFICATE OF INCORPORATION

                                      OF

                             VERNON PLASTICS, INC.

                  The undersigned, in order to form a corporation for the purpose hereinafter stated, under and pursuant to the provisions of the Delaware General Corporation Law, hereby certifies that:

                  FIRST: The name of the Corporation is Vernon Plastics, Inc.

                  SECOND: The registered office and registered agent of the Corporation is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

                  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

                  FOURTH: The total number of shares of stock that the Corporation is authorized to issue is 100 shares of Common Stock, par value $.01 per share.

                  FIFTH: The name and address of the incorporator is Mikaal Shoaib, 425 Lexington Avenue, New York, New York 10017.

                  SIXTH: The Board of Directors of the Corporation, acting by majority vote, may alter, amend or repeal the By-Laws of the Corporation.

                  SEVENTH: Except as otherwise provided by the Delaware General Corporation Law as the same exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                  IN WITNESS WHEREOF, the undersigned has this Certificate of Incorporation on February 26, 1998.

                                   /s/ Mikaal Shoaib
                                   -----------------------------------------
                                   Mikaal Shoaib
                                   Sole Incorporator